As  filed with the Securities and Exchange Commission on February 11, 2002

                                            Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                       EL PASO CORPORATION
     (Exact name of registrant as specified in its charter)

     Delaware                                  76-0568816
(State  or  other jurisdiction of            (I.R.S.  Employer
incorporation or organization)               Identification No.)


                        El Paso Building
                      1001 Louisiana Street
                      Houston, Texas 77002
                         (713) 420-2131
  (Address, including zip code, of Principal Executive Offices)

                       El PASO CORPORATION
              OMNIBUS PLAN FOR MANAGEMENT EMPLOYEES
                    (Full title of the plan)

                       Peggy A. Heeg, Esq.
          Executive Vice President and General Counsel
                        El Paso Building
                      1001 Louisiana Street
                      Houston, Texas  77002
                         (713) 420-2600
    (Name, address, including zip code, and telephone number, including area code, of agent for service)



                CALCULATION OF REGISTRATION FEE


                                     Proposed   Proposed
                                      Maximum  Maximum
                                     Offering  Aggregate
                           Amount to   Price   Offering  Amount of
   Title of Securitie        be      Per Share   rice   Registration
   to be Registered      Registered     (2)      (2)    Fee (2)
----------------------------------------------------------------------


Common Stock(1)          21,000,000   $34.15  $717,150,000  $65,977.80
(including associated      shares
preferred stock purchase
rights), par value $3.00
per share


(1)  This   Registration   Statement   also   covers    such
     indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar adjustments of the outstanding Common Stock of the Registrant.
 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Registrant's Common Stock for February 5, 2002 as reported on the New York Stock Exchange and in The Wall Street Journal on February 6, 2002.

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      This  Registration  Statement on Form S-8  is  being  filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 Nos. 33-51851 and 333-26831 (filed by the Registrant's predecessor), 333-51851-99, 333-7879, 333-94719 and 333-52100 filed with the Securities and Exchange Commission relating to the El Paso Corporation Omnibus Plan for Management Employees.

Item 8.  Exhibits.

 Exhibit
  Number    Description

    5.1 Opinion of Locke Liddell & Sapp LLP regarding the legality of the securities being registered hereunder.

   10.1  El Paso Corporation Omnibus Plan for Management
         Employees,  Amended and Restated as  of  December  3,
         1999, as amended.

   23.1  Consent  of Counsel (included  in  the  opinion
         filed   as   Exhibit   5.1   to   this   Registration
         Statement).

   23.2 Consent of PricewaterhouseCoopers LLP.

   23.3 Consent of Deloitte & Touche LLP.

   23.4 Consent of Huddleston & Co. Inc.

   24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration
         Statement).


                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 11th day of February, 2002.


                                  EL PASO CORPORATION



                                  By: /s/ William A. Wise
                                      __________________________
                                          William A. Wise
                                      Chairman of the Board,
                                        President and Chief
                                         Executive Officer

                        POWER OF ATTORNEY

      Each person whose individual signature appears below hereby authorizes H. Brent Austin and Peggy A. Heeg, and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

      Pursuant to the requirements of the Securities Act of 1933, as  amended, this Registration Statement has been signed  by  the
following  persons  in  the  capacities  and  on  the  dates   as
indicated.


      Signature                      Title                   Date
      _________                     _____                   _____

                                Chairman of the
 /s/ William A. Wise            Board, President,       February 11, 2002
_____________________           Chief Executive
   William A. Wise              Officer and Director


/s/ H. Brent Austin             Executive Vice         February 11, 2002
____________________            President
   H. Brent Austin              and Chief Financial
                                Officer


                                Senior Vice
/s/ Jeffrey I. Beason           President and          February 11, 2002
_____________________           Controller
  Jeffrey I. Beason             (Chief Accounting
                                Officer)

/s/ Byron Allumbaugh            Director               February 11, 2002
_____________________
  Byron Allumbaugh

 /s/ John M. Bissell            Director               February 11, 2002
_____________________
   John M. Bissell

/s/ Juan Carlos Braniff         Director             February 11, 2002
_____________________
 Juan Carlos Braniff

/s/ James F. Gibbons            Director               February 11, 2002
_____________________
  James F. Gibbons

/s/ Anthony W. Hall, Jr.        Director               February 11, 2002
_____________________
Anthony W. Hall, Jr.

/s/ Ronald L. Kuehn,            Director               February 11, 2002
_____________________
Ronald L. Kuehn, Jr.

/s/ J. Carleton MacNeil, Jr.    Director               February 11, 2002
_____________________
J. Carleton MacNeil, Jr.


/s/ Thomas R. McDade            Director               February 11, 2002
_____________________
  Thomas R. McDade

 /s/ Malcolm Wallop             Director               February 11, 2002
_____________________
   Malcolm Wallop

  /s/ Joe B. Wyatt              Director               February 11, 2002
_____________________
    Joe B. Wyatt


                          EXHIBIT INDEX

 Exhibit
  Number    Description
 -------    ------------

    5.1 Opinion of Locke Liddell & Sapp LLP regarding the legality of the securities being registered hereunder.

   10.1  El Paso Corporation Omnibus Plan for Management
         Employees,  Amended and Restated as  of  December  3,
         1999, as amended.

   23.1  Consent  of Counsel (included in  the  opinions
         filed   as   Exhibit   5.1   to   this   Registration
         Statement).

   23.2 Consent of PricewaterhouseCoopers LLP.

   23.3 Consent of Deloitte & Touche LLP.

   23.4 Consent of Huddleston & Co. Inc.

   24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration
         Statement).